UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2015 (October 1, 2015)

THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 501, Radnor, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Other Event.

(b) On October 1, 2015, John R. Schwab provided notice that he will resign as the Executive Vice President and Chief Financial Officer of The J.G. Wentworth Company ("the Company") to take another opportunity and his last day with the Company will be October 9, 2015. As a result, Mr. Schwab will no longer be associated with the Company or its subsidiaries in any employment capacity.

(c) Effective as of October 5, 2015, Scott Stevens, age 56, has been appointed as the Company's Executive Vice President and Chief Financial Officer.

Prior to joining the Company, Mr. Stevens was the Treasurer and Chief Risk Officer for the Western Union Company.

There are no family relationships between Mr. Stevens and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Stevens will receive an initial base salary of $375,000 per year and will be eligible to receive an annual cash bonus based on the achievement of annual performance targets, with a target amount of 75% of his then-current base salary. Additionally, it is expected that on October 7, 2015, Mr. Stevens will receive a grant under the Company's 2013 Omnibus Incentive Plan (the "Incentive Plan") of options to acquire 37,500 shares of the Company's Class A common stock vesting in five equal annual installments, subject to Mr. Steven's continued employment through the applicable vesting date. Additionally, Mr. Stevens will receive a grant of 37,500 of restricted stock units pursuant to the 2013 Omnibus Incentive Plan.

Further, effective as of October 5, 2015, Roger Gasper, age 48, has been appointed as the Company's Chief Accounting Officer. Since April of 2013, Mr. Gasper has served as the Vice President and Corporate Controller of the Company. Prior to taking that position in April 2013, Mr. Gasper served as Vice President of Finance and Accounting at Ricerca Biosciences, Inc. from March 2011 and as Vice President and Corporate Controller at Nordion, Inc. from March 2008.

There are no family relationships between Mr. Gasper and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Gasper will receive an initial base salary of $265,000 per year and will be eligible to receive an annual cash bonus based on the achievement of annual performance targets, with a target amount of 30% of his then-current base salary.

A copy of the press release relating to Mr. Schwab's resignation and Mr. Stevens' and Mr. Gasper's appointments is being furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release, date October 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President & General Counsel

Dated: October 5, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 5, 2015.